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                                                                    EXHIBIT 10.9

                            [Translated From Hebrew]


                                                                   Date: 1/11/93

To:
The Industrial Research and Development Institute
P.O.B. 2179
JERUSALEM



Dear Sir,

Re: LETTER OF UNDERTAKING AND NOTICE OF COMMENCEMENT OF IMPLEMENTATION OF APPROVED R&D PROGRAM

Subject of Research CELL SCANNING APPARATUS

File no.  165/7

We hereby notify you that we have begun to implement the approved program, in accordance with the above referenced letter of approval, on 1.6.93.

We declare that we are aware that the above referenced grant will be paid subject to the terms of the approval.

1. The attached budget, inclusive of all details, conditions and attachments, constitutes a binding framework, and expenses that deviate from this detailed framework will not be recognized, unless approved by the Institute for Industrial Research.

2. The factory will be entitled to an advance in an amount not to exceed 25%, contingent upon the factory having made a real start in implementing the program, or to payment in accordance with a financial report.

3. All additional payments will be made in accordance with a detailed financial report that is in line with the procedures of the Institute for Industrial Research. The payment will be made after examination of said report. The recipient of the grant must submit a financial report at least once every 3 months and a technical report at least once every half year.

4. The financial report will be approved as being correct by an authorized representative of the factory, and documents evidencing actual payment to subcontractors must be attached thereto, if such expense is reported.

5. The advance will be offset against the payments that are due on account of the financial reports, with the exception of 8.3%, which will remain as a current advance.

6. All payments within the context of the approved grant will be deemed payment on account alone, pending receipt of the final financial report. By the final report, no more than 90% (including the standing advance) of the grant will be paid, and the balance will be paid only after receipt of the conclusive final report and technical report, together with confirmation by an accountant acting for the company. The payment will be made after the reports are examined by professional evaluators acting for the Institute for Industrial Research.

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7.    For a period of 5 years from the commencement of implementation of the approved program, or 4 years from submission of the final financial report, whichever is later, the company's accounts, including the company's balance sheet, will be open for inspection by or on behalf of the Institute for Industrial Research.

8. The Institute for Industrial Research will be entitled to offset any and all sums which it is owed by the recipient of the support, against the grant which is hereby approved.

9. The recipient of the grant will not be permitted to terminate implementation of the program, other than with the written approval of the Head of the Institute for Industrial Research. In the event of the program being terminated without approval, the Institute for Industrial Research will be permitted to demand repayment of the grant, together with interest and linkage according to law.

10. The recipient of the grant must submit a final financial report, approved by an accountant acting for the company, as well as a final technical report, in respect of the approved program, no later than 3 months following the completion of the program as approved.

11. The Institute for Industrial Research will be permitted to demand additional technical reports, throughout the period during which the program is being implemented.

12. The above conditions do not derogate from any statutory provision or from any law that apply to provision of this grant.

13. No expense will be recognized unless the consideration was paid, with the exception of allowance expenses such as were approved.

14. We hereby give notice that we have begun to manage (a) separate and special account(s) in the context of our financial book-keeping, for the purpose of this R&D, in which they are chronological, direct, preliminary, superficial and solely in accordance with documentation.

15. The Institute for Industrial Research will be permitted to demand interest and linkage differentials according to law on any sum which it is owed by the recipient of the grant.

16. We are aware of our obligation to pay royalties in accordance with the provisions of the Encouragement of Research and Development in Industry Act, Section 21, and of the Regulations for the Encouragement of Research and Development in Industry (Royalties Rates and Guidelines for Payment, 5747 - 1987).

Note:

The appropriate forms, as well as the directions and procedures for managing accounts for R&D purposes and for submitting financial reports to the Scientist's Office, as detailed, may be obtained from the Institute for Industrial Research.

                        Yours Sincerely,

[signatures]      [names]     Financial Officer [Stamp
                              CEO               & Signature]

/s/                           /s/

Signature         Name        Title             Factory Stamp

(Signature of a party authorized to bind the factory).


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